Exhibit 4.9

Working Capital Loan Contract

Contract No.: 68(2025)454

Important Notice

Please the borrower carefully read the entire contract, especially the clauses marked with and bolded fonts.

If you have any doubts, please promptly request the lender to explain.

Whereas the borrower applies to the lender for a working capital loan limit, to clarify the rights and obligations of both parties, the borrower and the lender have reached an agreement through negotiation and hereby enter into this Contract.

Article 1 Definitions

●	“Limit” refers to the maximum amount of the outstanding loan balance (under a revolving limit) or the total loan amount (under a one-time limit) that the lender may issue to the borrower in accordance with the provisions of this Contract. The limit may be a revolving limit or a one-time limit (for one-time use or multiple uses) as agreed in the Contract.

●	“Revolving Limit” refers to the limit that the borrower may apply to use multiple times to obtain loans in accordance with the provisions of this Contract, provided that the outstanding loan balance does not exceed the agreed limit.

●	“One-time Limit” refers to the limit that the borrower may apply to use once or multiple times to obtain loans in accordance with the provisions of this Contract, provided that the cumulative amount of loans withdrawn does not exceed the agreed limit.

●	“Outstanding Loan Balance” refers to the sum of the principal amounts of loans obtained by the borrower under this Contract that have not yet been repaid.

●	“Remaining Limit” refers to the amount of the limit after deducting the outstanding loan balance (under a revolving limit) or the total loan amount (under a one-time limit).

●	“Credit Period” refers to the period during which the lender issues loans to the borrower in accordance with the borrower’s application and the provisions of this Contract, which is the period of loan issuance rather than the loan term.

●	“Loan Term” refers to the term of each loan determined in the “Bank of Communications Loan Limit Usage Application Form” (hereinafter referred to as the “Limit Usage Application Form”).

●	“Pricing Benchmark” refers to the reference benchmark agreed upon by the borrower and the lender to determine the corresponding loan interest rate, including but not limited to the following specific pricing benchmarks and other types of pricing benchmarks:

○	“Loan Prime Rate (LPR)” refers to the loan prime rate for RMB loans released by the National Interbank Funding Center on the 20th day of each month (postponed in case of holidays).

○	“Secured Overnight Financing Rate (SOFR)” refers to the secured overnight financing rate for US dollar loans managed by the Federal Reserve Bank of New York (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

○	“Term Secured Overnight Financing Rate (Term SOFR Reference Rate)” refers to the term reference rate of the secured overnight financing rate for US dollar loans managed and released by CME Group Benchmark Administration Limited (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

○	“Euro Interbank Offered Rate (EURIBOR)” refers to the euro interbank offered rate for euro loans managed by the European Money Markets Institute (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

○	“Hong Kong Interbank Offered Rate (HIBOR)” refers to the Hong Kong interbank offered rate for Hong Kong dollar loans managed by the Hong Kong Association of Banks (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

○	“Tokyo Term Risk-Free Rate (TORF)” refers to the Tokyo term risk-free rate for Japanese yen loans managed by QUICK Benchmarks Co., Ltd. (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

○	“Term SONIA Reference Rate (TSRR)” refers to the term reference rate of the sterling overnight average index for pound sterling loans managed and released by Intercontinental Exchange Benchmark Administration Limited (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

○	“London Interbank Offered Rate (LIBOR)” refers to the London interbank offered rate for US dollar loans managed by Intercontinental Exchange, Inc. (or other entities taking over this pricing benchmark) and displayed on the corresponding pages of the Bloomberg/Refinitiv financial telecommunication terminals (or alternative pages of other information service institutions recognized by the lender that display this pricing benchmark).

●	“Banking Business Day” or “Business Day” refers to a business day when the lender conducts corporate banking business at its location, excluding legal holidays and rest days (except for those open for business due to holiday adjustments). If the performance date of obligations such as the loan issuance date, repayment date, interest payment date, and maturity date falls on a non-banking business day, it shall be postponed to the next banking business day.

●	“Foreign Currency Business Day” refers to: for the Secured Overnight Financing Rate (SOFR) or the Term Secured Overnight Financing Rate (Term SOFR Reference Rate), the trading day of US government bonds recommended by the Securities Industry and Financial Markets Association (or its successor organization) to the fixed income departments of its members (excluding Saturdays and Sundays); for the London Interbank Offered Rate (LIBOR) or the Term SONIA Reference Rate (TSRR), a business day in London (excluding Saturdays and Sundays); for the Euro Interbank Offered Rate (EURIBOR), an operating day of the TARGET2 euro payment and settlement system; for the Hong Kong Interbank Offered Rate (HIBOR), a business day in Hong Kong (excluding Saturdays and Sundays); for the Tokyo Term Risk-Free Rate (TORF), a business day in Tokyo (excluding Saturdays and Sundays).

●	“Relevant Person” refers to the authorized handler, agent, legal representative, person-in-charge, controlling shareholder, actual controller, beneficial owner, and other directly or indirectly relevant persons of the borrower.

●	“Business Related Party” refers to all parties to the underlying transaction contract and other relevant entities related to the transaction in addition to all parties to the transaction, as well as the authorized handlers, agents, legal representatives, persons-in-charge, controlling shareholders, actual controllers, beneficial owners, and other parties of such transaction parties and relevant entities.

●	Terms such as related party, related party transaction, and key investor individual have the same meanings as those in the “Accounting Standards for Business Enterprises No. 36 - Disclosure of Related Parties” (Cai Kuai [2006] No. 3) issued by the Ministry of Finance and subsequent revisions to this standard.

●	“ESG Risk”: Environmental, Social, and Governance Risk.

●	“Corporate Electronic Banking” refers to corporate electronic banking channels such as Bank of Communications Corporate Online Banking and Corporate Mobile Banking.

Article 2 Usage of the Limit

2.1 When the borrower intends to use the limit, it shall submit an application to the lender at least 5 banking business days in advance. When applying, it shall fill in and sign the “Limit Usage Application Form” in accordance with the format and requirements provided by the lender, and may only use the limit after obtaining the lender’s approval.

2.2 Each use of the limit is subject to the fulfillment of all the following conditions:

(1)	The outstanding loan balance (under a revolving limit) or the total loan amount (under a one-time limit) does not exceed the limit;

(2)	The applied loan amount does not exceed the remaining limit;

(3)	The application date and loan issuance date fall within the credit period;

(4)	The loan term and the maturity date of the loan comply with the provisions of this Contract;

(5)	The guarantee contract (if any) under this Contract has taken effect and remains valid; if the guarantee contract is a mortgage contract and/or pledge contract, the security interest has been established and remains valid;

(6)	The borrower has completed all government licenses, approvals, registrations, and other procedures that must be completed in accordance with the law and required by the lender when applying for the loan, and such licenses, approvals, or registrations remain valid;

(7)	After the effective date of this Contract, there has been no material adverse change in the borrower’s operating and financial conditions;

(8)	The borrower’s application complies with the requirements of the lender’s relevant rules and regulations;

(9)	The borrower has not violated any provisions of this Contract;

(10)	The payment method of the loan complies with the provisions of this Contract; if the lender’s entrusted payment is adopted, the lender agrees to make the payment;

(11)	For the withdrawal of foreign currency loans, the borrower has provided documents proving that the loan complies with relevant foreign exchange management policies, including but not limited to valid foreign exchange usage certificates or registration documents;

(12)	The borrower has designated a special fund recovery account in accordance with the lender’s requirements and signed an account management agreement.

2.3 If the lender agrees to issue the loan, and the “Limit Usage Application Form” is signed in paper form, the final loan issuance information shall be subject to the content in the bank’s printing column of the “Limit Usage Application Form”. If the “Limit Usage Application Form” is signed through Corporate Electronic Banking, the final loan issuance information shall be subject to the content of the “Bank of Communications Loan Issuance Receipt”. The “Limit Usage Application Form” shall serve as the “Loan Voucher”.

2.4 If the currency of the “Limit Usage Application Form” is inconsistent with the currency of the limit, for the purpose of determining the remaining limit, the conversion shall be based on the exchange rate announced by Bank of Communications Co., Ltd. at the beginning of each day; if there is no directly applicable exchange rate, the exchange rate determined by Bank of Communications Co., Ltd. in a reasonable manner shall be used for conversion.

2.5 After the borrower becomes a shareholder of the guarantor or the “actual controller” as defined in the “Company Law”, the lender has the right to suspend or cancel the unused loan limit of the borrower before the guarantor provides a resolution of its shareholders’ general meeting (general meeting of shareholders) agreeing to provide guarantee for the borrower accepted by the lender.

Article 3 Interest Rate and Calculation and Payment of Interest

3.1 Basic Rules for Determining the Interest Rate

3.1.1 The annual interest rate (simple interest) of the loan under this Contract shall be agreed upon by both parties through negotiation in the “Limit Usage Application Form” each time the limit is used. If the annual interest rate is determined based on the pricing benchmark, the annual interest rate shall be calculated by adding (subtracting) basis points (1 basis point is 0.01%, and 1 percentage point is 100 basis points) to the pricing benchmark agreed in the “Limit Usage Application Form”.

3.1.2 If a fixed interest rate is agreed in the “Limit Usage Application Form” and a specific value is recorded in the fixed interest rate column, the specific interest rate for each loan shall be subject to the recorded value in the fixed interest rate column of the “Limit Usage Application Form” (for RMB loans, such specific value shall be determined by adding (subtracting) the basis points agreed in the “Limit Usage Application Form” to the specific value of the pricing benchmark applicable on the pricing benchmark application date agreed in the “Limit Usage Application Form” (hereinafter referred to as the “pricing benchmark value”)). If no specific value is recorded in the fixed interest rate column, the specific interest rate for each loan shall be determined by adding (subtracting) the basis points agreed in the “Limit Usage Application Form” to the pricing benchmark value applicable on the pricing benchmark application date agreed in the “Limit Usage Application Form”.

If a floating interest rate is agreed in the “Limit Usage Application Form”, the specific interest rate for each loan shall be determined by adding (subtracting) the basis points, interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit, and specific date floating start date (if applicable) agreed in the “Limit Usage Application Form” to the pricing benchmark value applicable on the pricing benchmark application date agreed in the “Limit Usage Application Form”.

3.1.3 For RMB loans: Daily interest rate = Monthly interest rate / 30; Monthly interest rate = Annual interest rate / 12. For Hong Kong dollar, pound sterling, Australian dollar, or Canadian dollar loans: Daily interest rate = Annual interest rate / 365. For US dollar, euro, or Japanese yen loans: Daily interest rate = Annual interest rate / 360.

3.2 Loan Issuance Interest Rate

If a fixed interest rate is agreed in the “Limit Usage Application Form” and a specific value is recorded in the fixed interest rate column, the interest rate at the time of issuance of each loan shall be implemented at such fixed value. If a fixed interest rate is agreed in the “Limit Usage Application Form” but no specific value is recorded in the fixed interest rate column, or a floating interest rate is agreed in the “Limit Usage Application Form”, the loan interest rate at the time of issuance of each loan shall be determined by adding (subtracting) the basis points agreed in the corresponding “Limit Usage Application Form” to the pricing benchmark value applicable on the “pricing benchmark application date” agreed in the corresponding “Limit Usage Application Form”. Taking the “pricing benchmark application date” as T day, the rules for determining the pricing benchmark value applicable on T day shall be in accordance with Article 3.5.1 of this Contract.

3.3 Adjustment of the Interest Rate

3.3.1 If a fixed interest rate is recorded in the “Limit Usage Application Form”, the loan shall implement the recorded interest rate throughout the loan term.

3.3.2 If a floating interest rate is recorded in the “Limit Usage Application Form”, the loan interest rate adjustment date for the loan shall be determined in accordance with the interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit, specific date floating start date (if applicable) agreed in the “Limit Usage Application Form” and the relevant provisions of this Contract, and the adjusted interest rate shall be implemented from the loan interest rate adjustment date.

3.3.2.1 During the loan term, if “floating based on the loan entry date” or “floating based on a specific start date” is selected under the “interest rate floating rules”, the cycle for adjusting the loan interest rate shall be calculated from the “loan entry date” or “specific date floating start date”. The interest rate floating cycle column shall be filled with the number of cycles for interest rate floating, and the interest rate floating cycle unit may be selected as daily or monthly. If the interest rate floating cycle number is filled with “1” and the floating cycle unit is selected as “daily”, then each day from the “loan entry date” or “specific date floating start date” shall be the loan interest rate adjustment date; if the interest rate floating cycle number is filled with “3” and the floating cycle unit is selected as “daily”, then the date falling on every 3 days from the “loan entry date” or “specific date floating start date” shall be the loan interest rate adjustment date; if the interest rate floating cycle number is filled with “1” and the floating cycle unit is selected as “monthly”, then the date falling on every 1 month from the “loan entry date” or “specific date floating start date” shall be the loan interest rate adjustment date; if the interest rate floating cycle number is filled with “3” and the floating cycle unit is selected as “monthly”, then the date falling on every 3 months from the “loan entry date” or “specific date floating start date” shall be the loan interest rate adjustment date, and so on.

3.3.2.2 The loan interest rate on the loan interest rate adjustment date shall be determined based on the pricing benchmark value applicable on the loan interest rate adjustment date. Unless otherwise agreed in this Contract or the parties agree to adjust the number of basis points to be added (subtracted) through negotiation, the number of interest rate basis points to be added (subtracted) shall still be implemented in accordance with the number of interest rate basis points to be added (subtracted) agreed in the “Limit Usage Application Form” corresponding to the loan. Taking the “loan interest rate adjustment date” as T day, the rules for determining the pricing benchmark value applicable on T day shall be in accordance with Article 3.5.1 of this Contract.

3.3.3 If the pricing benchmark applicable to the corresponding loan is cancelled, ceases to be published, or the lender no longer uses the corresponding pricing benchmark for some reason, the parties shall separately negotiate and adjust the interest rate of the loan, provided that the adjusted interest rate shall not be lower than the interest rate applicable at that time; if the parties still fail to reach an agreement on the adjusted interest rate within 1 month from the date on which the pricing benchmark is cancelled or ceases to be published, the lender has the right to declare the loan due in advance.

3.3.4 The parties may adjust the number of basis points to be added (subtracted) for the corresponding loan interest rate through negotiation on each loan interest rate adjustment date.

3.4 Penalty Interest Rate

The penalty interest rate for overdue loans shall be 50% higher than the interest rate agreed in this Contract, and the penalty interest rate for misappropriated loans shall be 100% higher than the interest rate agreed in this Contract. For floating rate loans, if the loan pricing benchmark is adjusted, the lender has the right to correspondingly adjust the penalty interest rate applicable to each loan, and the new penalty interest rate shall be implemented from the loan interest rate adjustment date agreed in the corresponding “Limit Usage Application Form”.

3.5 Calculation of Interest

3.5.1 Depending on the applicable pricing benchmark, the rules for determining the pricing benchmark value applicable on T day (i.e., the “pricing benchmark application date”, “loan interest rate adjustment date”, and “repricing date”) as agreed in Articles 3.2, 3.3.2.2, and 9.3.3.2 of this Contract are as follows:

●	If the pricing benchmark is the Loan Prime Rate (LPR), the pricing benchmark value applicable on T day shall be the Loan Prime Rate (LPR) value published most recently before T day.

●	If the pricing benchmark is the Secured Overnight Financing Rate (SOFR), when T day is a foreign currency business day, the pricing benchmark value applicable on T day shall be the Secured Overnight Financing Rate (SOFR) value corresponding to the fifth foreign currency business day before T day displayed on the corresponding financial telecommunication terminal page; when T day is a non-foreign currency business day, the pricing benchmark value applicable on T day shall be the Secured Overnight Financing Rate (SOFR) value that should be applicable on the most recent foreign currency business day before T day (i.e., the Secured Overnight Financing Rate (SOFR) value corresponding to the fifth foreign currency business day before the most recent foreign currency business day displayed on the corresponding financial telecommunication terminal page).

●	If the pricing benchmark is the Term Secured Overnight Financing Rate (Term SOFR Reference Rate), London Interbank Offered Rate (LIBOR), Euro Interbank Offered Rate (EURIBOR), Tokyo Term Risk-Free Rate (TORF), or Term SONIA Reference Rate (TSRR), when T day is a foreign currency business day, the pricing benchmark value applicable on T day shall be the value of the pricing benchmark corresponding to the second foreign currency business day before T day displayed on the corresponding financial telecommunication terminal page; when T day is a non-foreign currency business day, the pricing benchmark value applicable on T day shall be the value of the pricing benchmark that should be applicable on the most recent foreign currency business day before T day (i.e., the value of the pricing benchmark corresponding to the second foreign currency business day before the most recent foreign currency business day displayed on the corresponding financial telecommunication terminal page).

●	If the pricing benchmark is the Hong Kong Interbank Offered Rate (HIBOR), when T day is a foreign currency business day, the pricing benchmark value applicable on T day shall be the Hong Kong Interbank Offered Rate (HIBOR) value corresponding to T day displayed on the corresponding financial telecommunication terminal page; when T day is a non-foreign currency business day, the pricing benchmark value applicable on T day shall be the Hong Kong Interbank Offered Rate (HIBOR) value corresponding to the most recent foreign currency business day before T day displayed on the corresponding financial telecommunication terminal page.

●	When the pricing benchmark value displayed on the corresponding financial telecommunication terminal page is greater than or equal to 0, the pricing benchmark value used to determine the loan interest rate under this Contract shall be determined in accordance with the actual pricing benchmark value displayed on the corresponding financial telecommunication terminal page; when the pricing benchmark value displayed on the corresponding financial telecommunication terminal page is less than 0, the pricing benchmark value used to determine the loan interest rate under this Contract shall be determined as 0.

3.5.2 Normal interest = Interest rate agreed in this Contract × Loan issuance amount × Number of days occupied.

The number of days occupied shall be calculated from the loan issuance date (inclusive) to the maturity date (exclusive). If the maturity date falls on a non-business day, it shall be postponed, and the postponed period shall be included in the number of days occupied, and interest shall still be calculated in accordance with the provisions of this Contract.

3.5.3 Penalty interest for overdue loans and misappropriated loans shall be calculated based on the overdue or misappropriated amount and the actual number of days (from the date of overdue or misappropriation (inclusive) to the date of repayment of principal and interest (exclusive)).

3.5.4 If the calculated interest/penalty interest has more decimal places, the lender shall retain two decimal places by rounding.

3.6 Interest Rate for Early Repayment or Early Recovery of Loans

If the borrower repays the loan in advance or the lender recovers the loan in advance in accordance with the provisions of this Contract, the corresponding interest rate tier shall not be adjusted, and the interest rate shall still be implemented in accordance with the provisions of this Contract.

3.7 Special Provisions for Other Currencies

For loans in currencies other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen, and pound sterling, the type of pricing benchmark applicable to the loan, the daily interest rate calculation rule, and the rules for determining the pricing benchmark value applicable on the pricing benchmark application date, loan interest rate adjustment date, and repricing date shall be subject to the agreement in Article 17 of this Contract.

Article 4 Payment of the Loan

4.1 If the loan issuance account designated by the borrower is a special loan issuance account opened with the lender, the issuance and payment of the loan shall be handled through this account. This account shall only be used for the issuance and external payment of loan funds, and only “Settlement Business Application Form” vouchers may be used; checks, drafts, bank acceptance drafts, and other businesses may not be handled, and the account may not be used for other settlements. When the borrower handles the transfer of loan funds through autonomous payment, it must be handled over the counter at the account opening branch. The deposit interest of this account shall be credited to the borrower’s repayment account.

4.2 When the borrower withdraws the loan in accordance with the provisions of this Contract, it shall clearly specify the payment method (lender’s entrusted payment or borrower’s autonomous payment), and only one payment method may be adopted for each withdrawal.

4.3 Lender’s entrusted payment refers to the lender directly paying the loan funds to the borrower’s counterparty that complies with the agreed purpose of this Contract through the borrower’s account after issuing the loan in accordance with the provisions of this Contract, based on the borrower’s entrusted payment power of attorney.

If the single payment amount exceeds the autonomous payment limit or meets one of the conditions agreed in Article 19.3, the lender’s entrusted payment method shall be adopted.

For the adoption of the lender’s entrusted payment method, the borrower shall submit the Limit Usage Application Form, the corresponding entrusted payment power of attorney, and other materials required by the lender (including but not limited to transaction materials such as business contracts, invoices, and receiving documents) to the lender, specifying the amount of the loan to be withdrawn and the counterparty and amount of the payment. The amount of the loan to be withdrawn shall be equal to the total amount to be paid.

If the payment to be made by the borrower does not comply with the provisions of this Contract or the corresponding business contract or has other defects, the lender has the right to refuse the payment and return the entrusted payment power of attorney submitted by the borrower.

If the lender agrees to make the payment, and the payment cannot be made externally or a payment refund occurs due to incorrect information provided by the borrower, the borrower shall resubmit the relevant documents and materials with correct information within the time limit specified by the lender. The lender shall not be liable for the delay or failure of payment caused thereby.

4.4 Borrower’s autonomous payment refers to the lender issuing the loan funds to the borrower’s account in accordance with the provisions of this Contract, and the borrower independently paying the funds to the borrower’s counterparty that complies with the agreed purpose of this Contract.

For the adoption of the borrower’s autonomous payment method, the borrower shall submit the Limit Usage Application Form, a description of the use of funds, and other materials required by the lender to the lender. The borrower shall summarize and report the payment status of the loan funds to the lender on time. The lender has the right to verify whether the loan payment complies with the agreed purpose through account analysis, voucher inspection, on-site investigation, and other methods, and the borrower shall cooperate with the lender’s verification.

Article 5 Repayment of the Loan

5.1 The borrower shall repay the loan principal and pay the interest in full and on time in accordance with the repayment date and amount recorded in this Contract and the corresponding “Limit Usage Application Form”.

5.2 The borrower may not repay the loan in advance without the written consent of the lender.

5.3 The repayment arrangements for principal and interest agreed by the borrower and the lender in the “Limit Usage Application Form” are the true expressions of intention reached by both parties through negotiation on a voluntary basis. Under the repayment arrangement selected by both parties, whether the principal is repaid before the interest does not affect the borrower’s repayment liability for the accrued interest, and the borrower may not raise a defense against the repayment of the accrued interest on this ground. Under any repayment arrangement, the borrower shall be liable for repaying all the accrued principal and interest.

5.4 When the funds repaid by the borrower (including the funds actively repaid by the borrower and the funds deducted by the lender in accordance with the provisions of this Contract) are insufficient to settle all the borrower’s debts:

(1)	The funds shall first be used to settle the due and unpaid fees. If the principal and/or interest is overdue for less than 90 days, the balance after offsetting the fees shall first be used to offset the due and unpaid interest, penalty interest, and compound interest, and then used to offset the due and unpaid principal; if the principal and/or interest is overdue for more than 90 days, the balance after offsetting the fees shall first be used to offset the due and unpaid principal, and then used to offset the due and unpaid interest, penalty interest, and compound interest;

(2)	If the borrower has multiple debts (including debts owed by the borrower to the lender under other contracts), the lender has the right to independently determine the order of offsetting the borrower’s various debts, provided that such offsetting order does not violate the mandatory provisions of the laws, regulations, rules, and relevant regulatory requirements applicable to the lender. The lender shall notify the borrower of the result of the offsetting of debts. Unless otherwise agreed by both parties on this matter.

Article 6 Representations and Warranties of the Borrower

6.1 The borrower is legally established and validly existing, has all necessary legal capacity, and can perform the obligations under this Contract and assume civil liability in its own name.

6.2 The signing and performance of this Contract is the true expression of intention of the borrower, and has obtained all necessary consents, approvals, and authorizations, without any legal defects.

6.3 The borrower’s operation is legal and compliant, has sustainable operating capacity, has a legitimate source of repayment, is not involved in material ESG risks, has no material adverse credit record, and the senior management personnel of the borrower have no adverse records.

6.4 All documents, statements, materials, and information provided by the borrower to the lender in the process of signing and performing this Contract are true, accurate, complete, and effective. The borrower has not concealed any information that may affect its financial status and repayment capacity from the lender. The financial status of the borrower has not undergone any material adverse change since the date of the latest financial statement. The loan matter complies with the requirements of laws and regulations.

6.5 The borrower, its relevant persons, and business related parties are not included in the sanctions lists issued by the United Nations and relevant countries, organizations, and institutions, as well as the anti-terrorism, anti-money laundering, and anti-sanctions related risk lists issued by Chinese government departments or competent authorities; and are not located in countries and regions sanctioned by the United Nations and relevant countries, organizations, and institutions.

6.6 The borrower warrants that it will comply with the requirements of national anti-money laundering laws, regulations, and relevant policies, will not engage in illegal or irregular activities such as assisting others in money laundering, terrorist financing, tax evasion, evading bank debts, cashing out, telecom fraud, and illegal fund-raising, will actively cooperate with the lender in conducting various anti-money laundering work such as customer identification, transaction record keeping, due diligence on customer identity and transaction background, and reporting of large-value and suspicious transactions, and will provide relevant certification materials as required by the lender.

6.7 According to the ESG risks faced by the industry to which the borrower belongs, if the borrower is a Class A or Class B customer, the borrower undertakes:

(1)	The internal management documents of the borrower related to ESG risks comply with the requirements of laws and regulations and are effectively implemented;

(2)	The borrower is not involved in any material litigation cases related to ESG risks;

(3)	All behaviors and performances of the borrower related to ESG risks are compliant.

Article 7 Rights and Obligations of the Lender

7.1 The lender has the right to recover the loan principal, interest (including compound interest, penalty interest for overdue and misappropriated loans, etc.) in accordance with the provisions of this Contract, collect the fees payable by the borrower, independently decide to recover the loan in advance according to the borrower’s fund recovery status, and exercise other rights stipulated by law or agreed in this Contract.

7.2 During the performance of this Contract, the lender only conducts a formal review of the materials provided by the borrower. The lender shall not be liable for the failure to complete the entrusted payment in a timely manner due to untrue, inaccurate, or incomplete materials provided by the borrower or the borrower’s violation of the provisions of this Contract in handling the payment.

7.3 The lender shall issue the loan and handle the payment in accordance with the provisions of this Contract. The lender shall not be liable for the failure to issue the loan or handle the payment on time due to any of the following reasons, but shall promptly notify the borrower: the loan issuance account designated by the borrower is frozen, the account of the payment counterparty is frozen, force majeure, communication or network failure, lender’s system failure, etc., unless otherwise agreed in this Contract.

7.4 In accordance with the regulatory requirements that the lender needs to follow, the lender will conduct dynamic assessments of the borrower’s risk levels related to money laundering, terrorist financing, tax evasion, etc., and when it believes that the borrower and its related businesses are suspected of high risks of money laundering, terrorist financing, tax evasion, etc., it has the right to take one or all of the measures agreed in Article 9.2.

7.5 The lender has the right to participate in the borrower’s major financing, asset sales, merger, division, shareholding system reform, bankruptcy liquidation, and other activities in accordance with the provisions of laws and regulations and this Contract to protect the lender’s creditor’s rights.

Article 8 Obligations of the Borrower

8.1 The borrower shall repay the loan principal and pay the interest under this Contract in accordance with the time, amount, currency, and interest rate recorded in this Contract and the corresponding “Limit Usage Application Form”.

The fund recovery account designated by the borrower is used to collect the corresponding sales income or planned repayment funds. If the corresponding sales income is settled in a non-cash manner, the borrower shall ensure that the funds are promptly transferred into the fund recovery account after receipt. The borrower shall provide the fund inflow and outflow information of the fund recovery account as required by the lender.

8.2 The borrower shall use the limit in accordance with the purpose agreed in this Contract and use the loan in accordance with the purpose determined in the corresponding “Limit Usage Application Form”. The borrower shall not misappropriate the loan for other purposes, shall not refinance the loan, shall not use the loan for the borrower’s shareholder dividends, investment in financial assets, fixed assets, equity, etc., shall not use the loan for other items such as the payment of bonuses and dividends by the borrower, shall not use the loan for paying fines, and shall not use the loan for areas and purposes prohibited by the state for production and operation such as inflating fiscal revenue, adding implicit local government debts, and illegally flowing into the real estate market.

The borrower shall use the loan funds in the agreed manner, shall not avoid the lender’s entrusted payment by splitting the amount into smaller parts. If the borrower’s autonomous payment is adopted, the borrower shall use the loan within a reasonable time in accordance with the requirements of the lender’s regulatory authorities, and the payment of the loan funds shall comply with the provisions of this Contract.

8.3 The borrower shall bear the settlement fees (if any) for the payment of loan funds (including the lender’s entrusted payment and the borrower’s autonomous payment). The specific fees shall be implemented in accordance with the provisions of laws, regulations, rules, regulatory requirements, and the “Bank of Communications Service Fee List” effective at that time announced by the lender.

If the payment of loan funds does not involve cross-border payment and the loan issuance account is a special loan issuance account, when making the payment of loan funds (including the lender’s entrusted payment and the borrower’s autonomous payment), if the receiving account is not an account opened with Bank of Communications, the fund payment may be handled through the People’s Bank of China Payment System or the same-city exchange system. If the loan issuance account is not a special loan issuance account, when making the payment of loan funds (including the lender’s entrusted payment and the borrower’s autonomous payment), if the receiving account is an account of another bank in a different place, the fund payment shall be handled through the People’s Bank of China Payment System.

If the payment of loan funds involves cross-border payment, the payment of loan funds may be handled through the Society for Worldwide Interbank Financial Telecommunication (SWIFT) system or other systems.

8.4 The borrower shall cooperate with the lender in loan payment management, post-loan management, and supervision and inspection of the use of the loan and the borrower’s operating conditions, and promptly provide financial statements, loan fund use records and materials, related party and related party transaction information, ESG risk reports, other materials and information required by the lender for post-loan risk management, and ensure that the provided documents, materials, and information are true, complete, and accurate.

8.5 When any of the following events occurs to the borrower, it shall notify the lender in writing at least 30 days in advance, and shall not take action until all the loan principal and interest under this Contract are repaid or a repayment plan and guarantee recognized by the lender are provided:

(1)	Selling, donating, leasing, lending, transferring, mortgaging, pledging, or otherwise disposing of all or most of the assets or important assets;

(2)	Significant changes in the operation system or property organization form, including but not limited to contracting, leasing, joint operation, company system reform, share-holding cooperative system reform, enterprise sale, merger (acquisition), joint venture (cooperation), division, establishment of subsidiaries, equity transfer, property right transfer, capital reduction, etc.

(3)	External investment, external guarantee, or substantial increase in debt financing exceeding the agreement of this Contract.

8.6 The borrower shall notify the lender in writing within 7 days from the date of occurrence or potential occurrence of any of the following events and cooperate with the submission of relevant certificates in accordance with the requirements of laws, regulations, regulatory provisions, and the lender:

(1)	The borrower or its related parties revise the articles of association, change industrial and commercial registration items such as the enterprise name, legal representative (person-in-charge), domicile, communication address, or business scope, or make decisions that have a significant impact on finance and personnel;

(2)	The borrower, its related parties, or the guarantor intends to apply for bankruptcy or may be or has been applied for bankruptcy by creditors;

(3)	The borrower or its related parties are involved in major litigation, arbitration, or administrative measures, or the main assets or the collateral under this Contract are subject to property preservation or other compulsory measures, or the safe and sound state of the main assets or the collateral under this Contract is or may be affected, or the value is reduced or may be reduced;

(4)	The borrower or its related parties provide guarantees for third parties, which has a significant adverse impact on their economic status, financial status, or ability to perform the obligations under this Contract;

(5)	The borrower or its related parties sign contracts that have a significant impact on their operating and financial conditions;

(6)	The borrower repays the outstanding debts in advance, or repays other mature debts first, or adds pledges or other forms of guarantees for other existing debts, or makes any arrangements with similar effects or signs relevant documents;

(7)	The borrower, its related parties, or the guarantor suspends production, closes down, dissolves, suspends business for rectification, is revoked, or has its business license revoked;

(8)	The borrower or its related parties, the key investor individuals of the borrower or its related parties, the legal representatives (persons-in-charge), directors, or key management personnel of the borrower or its related parties are missing, involved in illegal or irregular activities, or violate the applicable exchange rules, or have abnormal changes;

(9)	The borrower or its related parties encounter serious operational difficulties, or their financial conditions deteriorate, or other events occur that have a negative impact on the operation, financial status, solvency, or economic status of the borrower or its related parties;

(10)	Related transactions occur, and the transaction amount reaches or exceeds 10% of the latest audited net assets;

(11)	Before repaying all the debts under this Contract, the borrower becomes or may become a shareholder of the guarantor or the “actual controller” as defined in the “Company Law”;

(12)	The borrower or its related parties cause liability accidents or are exposed by the media due to violations of laws, regulations, regulatory provisions, national policies, or industry standards;

(13)	The borrower or its related parties have safety or environmental accidents;

(14)	The controlling or controlled relationship between the borrower’s related parties and the borrower changes;

(15)	The borrower or its related parties have major equity changes;

(16)	The external auditor of the borrower issues a non-standard unqualified audit opinion on its financial statements;

(17)	The borrower is or may be investigated, punished, or subject to similar other measures by competent authorities due to violations of laws, regulations, and/or regulatory requirements;

(18)	The borrower or its related persons, business related parties are included in the sanctions lists issued by the United Nations and relevant countries, organizations, and institutions, as well as the anti-terrorism, anti-money laundering, and anti-sanctions related risk lists issued by Chinese government departments or competent authorities; or the countries and regions where the borrower or its related persons, business related parties are located are included in the list of countries and regions sanctioned by the United Nations and relevant countries, organizations, and institutions;

(19)	Other material adverse events affecting the solvency of the borrower or its related parties occur.

(20)	According to the ESG risks faced by the industry to which the borrower belongs, if the borrower is a Class A or Class B customer, any of the following events occurs or may occur to the borrower:

①	The status of various licenses, approvals, and authorizations related to ESG risks during the construction, operation, and shutdown of the borrower;

②	The assessment and inspection of the borrower’s ESG risks by regulatory authorities or recognized institutions;

③	The supporting construction and operation of environmental facilities;

④	The discharge and compliance of pollutants;

⑤	The safety and health of employees;

⑥	Major complaints and protests against the borrower by neighboring communities;

⑦	Major environmental and social claims;

⑧	Other major situations related to ESG risks deemed by the lender.

8.7 If the guarantee under this Contract undergoes changes that are unfavorable to the lender’s creditor’s rights, the borrower shall promptly provide other guarantees recognized by the lender in accordance with the lender’s requirements.

The “changes” referred to in this paragraph include but are not limited to: the guarantor merges, divides, suspends production, closes down, dissolves, suspends business for rectification, is revoked, has its business license revoked, applies for or is applied for bankruptcy; the guarantor’s operating or financial conditions have significant changes; the guarantor is involved in major litigation, arbitration, or administrative measures, or the main assets are subject to property preservation or other compulsory measures; the safe and sound state of the collateral is or may be affected, the value of the collateral is reduced or may be reduced, or the collateral is subject to property preservation or other compulsory measures such as seizure; the guarantor or its legal representative (person-in-charge) or key management personnel are involved in illegal or irregular activities or violate the applicable exchange rules; if the guarantor is an individual, the guarantor is missing, deceased (declared deceased); the guarantor has defaulted under the guarantee contract; there is a dispute between the guarantor and the borrower; the guarantor requests to terminate the guarantee contract; the guarantee contract is not effective, invalid, or revoked; the security interest is not established or invalid; or other events affecting the safety of the lender’s creditor’s rights.

8.8 The borrower undertakes that from the date of signing this Contract until all the loan principal and interest and related fees under this Contract are repaid, the borrower’s financial indicators, external institution ratings, and operating qualifications/licenses shall always comply with the contractual agreements. If the operating qualifications/licenses require annual inspection, they shall pass the annual inspection on time.

8.9 The borrower warrants that the borrower, its employees, and agents shall not provide, give, demand, or accept any form of material interests (including but not limited to cash, physical cards, travel, etc.) or other non-material interests outside the scope agreed in this Contract to the lender or the lender’s employees, and shall not directly or indirectly use the funds or services provided by the lender for activities related to corruption or bribery. If the borrower learns of any violation of the provisions of this Article, it shall promptly, truthfully, completely, and accurately provide clues and relevant information to the lender and cooperate with relevant matters in accordance with the lender’s requirements.

8.10 According to the ESG risks faced by the industry to which the borrower belongs, if the borrower is a Class A or Class B customer, the borrower shall assume the following obligations:

(1)	Establish and improve the internal management system for ESG risks, and specify in detail the responsibilities, obligations, and penalties of the borrower’s relevant responsible personnel;

(2)	Establish and improve the emergency mechanism and measures for ESG risk emergencies;

(3)	Establish a special department and/or designate special personnel to be responsible for ESG risk matters;

(4)	Cooperate with the lender or its recognized third party in the assessment and inspection of the borrower’s ESG risks;

(5)	Make appropriate responses or take other necessary actions when the public or other stakeholders strongly question the borrower’s performance in controlling ESG risks;

(6)	Supervise the key related parties of the borrower to strengthen management and prevent the transmission of ESG risks of related parties to the borrower;

(7)	Perform other obligations deemed by the lender to be related to the control of ESG risks.

Article 9 Adjustment of the Limit, Early Maturity of the Loan, and Risk Repricing

9.1 The occurrence of any of the following events shall be deemed an “Early Maturity Event” under this Contract:

(1)	The borrower fails to repay the loan principal or pay the interest in accordance with the agreement of any “Limit Usage Application Form” under this Contract;

(2)	The representations and warranties made by the borrower under this Contract are untrue;

(3)	Any of the events that should be notified as listed in Article 8.6 actually occurs, which affects or may affect the safety of the lender’s creditor’s rights or increases the lender’s risk;

(4)	Due to changes in laws, regulations, and regulatory policies, the issuance of loans by the lender in accordance with the provisions of this Contract constitutes or may constitute an illegal or irregular act;

(5)	The borrower has a default in performing other contracts signed with the lender or contracts signed with third parties, or the debts may be or have been declared due in advance;

(6)	The use of the loan funds by the borrower is abnormal or the borrower evades the entrusted payment;

(7)	The borrower misappropriates the loan funds;

(8)	The loan issuance account designated by the borrower is frozen or deducted by competent authorities;

(9)	According to the ESG risks faced by the industry to which the borrower belongs, if the borrower is a Class A or Class B customer, any of the following events occurs to the borrower:

①	The borrower is punished by the relevant government departments due to poor ESG risk management;

②	The borrower is strongly questioned by the public and/or the media due to poor ESG risk management, and the relevant situation is verified to be true;

③	The borrower violates the obligations related to ESG risk management agreed with the lender in other contracts;

(10)	The borrower violates other agreements of this Contract.

9.2 When any “Early Maturity Event” occurs, the lender has the right to take one, more, or all of the following measures:

(1)	Reduce, suspend, or cancel the limit under this Contract;

(2)	Stop issuing or suspend the issuance of the loan that the borrower has not yet withdrawn;

(3)	Stop or suspend the payment of the loan that the borrower has withdrawn but not yet used;

(4)	Require the borrower to negotiate with the lender to supplement the conditions for loan issuance and payment within a specified time limit;

(5)	Require the borrower to change the payment method in accordance with the lender’s requirements;

(6)	Implement the risk repricing of the loan in accordance with the agreement of Article 9.3;

(7)	Unilaterally declare that all the principal of the loan issued under the Contract is due in advance and require the borrower to immediately repay all the matured loan principal and settle the interest;

(8)	Downgrade the loan risk classification of the borrower in accordance with regulatory requirements;

(9)	Pursue the legal liability of the borrower.

9.3 Based on the operating conditions of the borrower at the time of signing this Contract, both parties have agreed on the interest rate under this Contract and its adjustment through negotiation. The borrower agrees that when any “Early Maturity Event” occurs, the lender has the right to implement the risk repricing of the loan in accordance with the agreement of this Article.

9.3.1 Risk repricing includes two methods: negotiated repricing and direct increase of the loan interest rate. The risk repricing method adopted under this Contract shall be agreed by both parties in Article 21.

9.3.2 “Negotiated Repricing” refers to the lender’s right to require the borrower to negotiate with the lender to increase the loan interest rate within a specified time limit, and both parties shall determine the “repricing date” and the specific agreement on the relevant interest rate through a supplementary agreement.

9.3.3 “Direct Increase of the Loan Interest Rate” refers to the lender’s right to directly increase the loan interest rate in accordance with the agreement of this Article and Article 21.

9.3.3.1 From the “repricing date” notified by the lender to the borrower in writing, the increased loan interest rate shall be implemented for all loans of the borrower that have not yet been repaid as of the “repricing date”.

9.3.3.2 For loans in RMB, US dollar, euro, Hong Kong dollar, Japanese yen, and pound sterling, the increased loan interest rate for each loan shall be determined by adding (subtracting) the basis points agreed in Article 21.2.1 to the pricing benchmark value applicable on the “repricing date”. Taking the “repricing date” as T day, the rules for determining the pricing benchmark value applicable on T day shall be in accordance with Article 3.5.1 of this Contract.

9.3.3.3 For loans in currencies other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen, and pound sterling, the increased loan interest rate shall be determined in accordance with the agreement of Article 21.2.2.

9.3.4 After the lender implements the risk repricing in accordance with the aforementioned agreement, the new interest rate shall be implemented from the “repricing date”. On the basis of this interest rate, the floating adjustment shall still be carried out in accordance with the agreement of Article 3 of this Contract. If both parties agree to change the relevant agreement through negotiation, the changed agreement shall be implemented. If the loan is overdue (including the borrower’s failure to repay the loan on time or the lender’s declaration of early maturity) or misappropriated, the penalty interest rate for overdue and misappropriation shall be determined on the basis of the new interest rate (including the interest rate after floating adjustment in accordance with the agreement of this Contract), and the interest rate for calculating compound interest shall also be adjusted accordingly.

9.3.5 The implementation of “risk repricing” shall not be deemed or interpreted as the lender’s waiver of other rights stipulated by laws and regulations and agreed in this Contract. The lender has the right to take other creditor’s right protection measures in accordance with the provisions of laws and regulations and this Contract, including but not limited to the various measures agreed in Article 9.2.

Article 10 Default

10.1 If the borrower fails to repay the loan principal and pay the interest in full and on time, or fails to use the loan in accordance with the purpose agreed in this Contract, the lender shall calculate the interest at the penalty interest rate for overdue loans or misappropriated loans and calculate compound interest on the unpaid interest. If the penalty interest rate is adjusted in accordance with the agreement of the Contract, the interest rate for calculating compound interest shall also be adjusted accordingly.

10.2 If the borrower fails to repay the loan principal and pay the interest in full and on time, it shall bear the collection fees, litigation fees (or arbitration fees), preservation fees, announcement fees, execution fees, lawyer’s fees, travel expenses, and other expenses paid by the lender to realize the creditor’s rights.

Article 11 Deduction Agreement

11.1 The borrower authorizes that when there is any due loan principal, interest, penalty interest, compound interest, or other fees payable, the lender has the right to deduct the funds from any account opened by the borrower in all branches of Bank of Communications Co., Ltd. for repayment.

11.2 After the deduction, the lender shall notify the borrower of the account number involved in the deduction, contract number, “Limit Usage Application Form” number, deduction amount, and remaining debt amount.

11.3 If the funds obtained from the deduction are insufficient to settle all the borrower’s debts, the debts to be settled and offset shall be determined in accordance with the agreement of this Contract.

11.4 If the currency of the funds obtained from the deduction is inconsistent with the currency of the debts to be offset, the conversion shall be made at the exchange rate announced by Bank of Communications Co., Ltd. at the time of deduction. If foreign exchange settlement or conversion procedures are required, the borrower is obligated to assist the lender in completing the procedures in accordance with the lender’s requirements, and the exchange rate risk shall be borne by the borrower.

Article 12 Notice

12.1 The contact information (including communication address, contact phone number, fax number, etc.) filled in by the borrower in this Contract is true and effective. If any contact information is changed, the borrower shall immediately send the change information to the communication address filled in by the lender in this Contract by mail/delivery in writing. Such information change shall take effect after the lender receives the change notice.

12.2 Unless otherwise explicitly agreed in this Contract, the lender may send any notice to the borrower through any of the following methods. The lender has the right to choose the notice method it deems appropriate, and shall not be liable for any transmission errors, omissions, or delays in the postal service, fax, telephone, or any other communication system. If the lender chooses multiple notice methods at the same time, the one that reaches the borrower first shall prevail. For the same matter, if the lender sends more than one notice to the borrower with different contents, unless otherwise explicitly stated in the notice, the one sent later shall prevail.

(1)	Announcement: The date of publication of the announcement by the lender on its website, online banking, telephone banking, or business outlets shall be deemed the date of service;

(2)	Personal delivery: The date of signature by the borrower shall be deemed the date of service;

(3)	Postal delivery (including express mail, ordinary mail, registered mail) to the latest valid communication address provided by the borrower: the 3rd day (for the same city)/5th day (for different places) after the date of mailing shall be deemed the date of service;

(4)	Delivery by fax, mobile phone short message, or other electronic communication methods to the latest valid fax number, mobile phone number, e-mail address, or WeChat ID provided by the borrower: the date of sending shall be deemed the date of service. The aforementioned service refers to the time when the relevant information enters the service provider’s server terminal, regardless of whether the relevant information is actually displayed on the customer’s terminal.

12.3 The borrower agrees that unless the lender receives a written notice from the borrower about the change of the communication address or the borrower directly submits a service address confirmation form to the court, the communication address filled in by the borrower in this Contract is the address for the court to serve judicial documents and other written documents to the borrower. The scope of application of the above service address includes but is not limited to the first instance of civil litigation, objection to jurisdiction and reconsideration, second instance, retrial, remand for retrial, and execution procedures.

During the resolution of disputes under this Contract, the court has the right to serve judicial documents and other written documents to the borrower through any of the communication methods agreed in Article 12.2. The court has the right to choose the communication method it deems appropriate, and shall not be liable for any transmission errors, omissions, or delays in the postal service, fax, telephone, telex, or any other communication system. If the court chooses multiple communication methods at the same time, the one that reaches the borrower first shall prevail.

12.4 The agreement of this Article is an independent dispute resolution clause in the Contract. The invalidity, revocation, or termination of this Contract shall not affect the validity of this clause.

Article 13 Information Disclosure and Confidentiality

13.1 For the undisclosed information and materials of the borrower obtained and known in the process of signing and performing this Contract, the use of such information and materials by the lender (including but not limited to collection, storage, use, processing, transmission, provision, disclosure, etc.) shall not violate the provisions of laws, regulations, and regulatory requirements, and the lender shall assume the confidentiality obligation in accordance with the law and shall not disclose such information and materials to third parties, except in the following circumstances:

(1)	Disclosure is required by applicable laws and regulations;

(2)	Disclosure is required by judicial authorities or regulatory institutions in accordance with the law;

(3)	When the borrower fails to repay the loan principal and/or pay the interest in full and on time, the lender needs to disclose to the lender’s external professional consultants and allow the lender’s external professional consultants to use such information and materials on a confidential basis to realize the creditor’s rights under this Contract;

(4)	Reasonably implementing other actions to safeguard the public interest or the legitimate rights and interests of the borrower;

(5)	The borrower agrees or authorizes the lender to make the disclosure.

13.2 The borrower confirms that it has signed the corresponding power of attorney for the lender to process the borrower’s credit information in accordance with the lender’s requirements. The lender shall inquire, use, and store the borrower’s credit information within the scope specified in the power of attorney.

13.3 In addition to the circumstances agreed in Articles 13.1 and 13.2 of this Contract, the borrower further agrees that Bank of Communications Co., Ltd. may use or disclose the borrower’s information and materials, including but not limited to the borrower’s basic information, credit transaction information, adverse information, and other relevant information and materials, in the following circumstances, and is willing to bear all consequences arising therefrom:

Disclosing to and allowing business outsourcing institutions, third-party service providers, other financial institutions, and other institutions or individuals deemed necessary by the lender, including but not limited to other branches of Bank of Communications Co., Ltd. or subsidiaries fully or partially owned by Bank of Communications Co., Ltd., to use such information and materials on a confidential basis for the following purposes: ① For carrying out bank credit business or related to bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting the borrower’s outstanding debts, implementing post-loan/sustainability management, transferring bank credit business claims, etc.; ② For the lender to provide or potentially provide new products or services to the borrower or further provide services.

Whether Article 13.3 of this Contract applies shall be subject to the agreement of both parties in Article 24.1 of this Contract.

Article 14 Applicable Law and Resolution of Disputes

This Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao, and Taiwan regions for the purpose of this Contract). Any dispute arising under this Contract shall be submitted to the people’s court with jurisdiction at the place where the lender is located for litigation, unless otherwise agreed in this Contract. During the dispute resolution period, all parties shall continue to perform the clauses not involved in the dispute.

Article 15 Composition, Signing Arrangement, Effectiveness of the Contract, and Loan Nature

15.1 The “Limit Usage Application Form” and other relevant documents and materials filled in and signed by the borrower under this Contract in accordance with the format and requirements provided by the lender are an integral part of this Contract.

15.2 The “Limit Usage Application Form” is a supplement to this Contract. Unless otherwise agreed in the “Limit Usage Application Form”, the rights and obligations and related matters between the borrower and the lender shall still be implemented in accordance with the provisions of this Contract.

15.3 This Contract and/or the relevant documents and materials that constitute an integral part of this Contract as agreed in this Contract, such as the “Limit Usage Application Form”, may be signed in paper form or through Corporate Electronic Banking. If the borrower chooses to sign this Contract and/or the “Limit Usage Application Form” and other relevant documents and materials through Corporate Electronic Banking, it shall activate the Corporate Electronic Banking in accordance with the lender’s requirements, submit an application for activating the signing function of Corporate Electronic Banking, sign the relevant documents for activating the signing function of Corporate Electronic Banking in accordance with the lender’s requirements, and designate the authorized personnel who have the right to represent the borrower in using the signing function of Corporate Electronic Banking.

15.4 This Contract shall take effect after being signed by both parties. If this Contract is signed in paper form, the signing refers to the signature (or stamping of the personal seal) of the legal representative (person-in-charge) or authorized representative of the borrower and the stamping of the official seal, and the signature (or stamping of the personal seal) of the legal representative (person-in-charge) or authorized representative of the lender and the stamping of the special contract seal. If this Contract is signed through Corporate Electronic Banking, the signing refers to the borrower filling in and confirming the relevant information in accordance with the prompts on the Corporate Electronic Banking interface, submitting it after electronic signature with a digital certificate, and the lender completing the review and confirmation of the contract submitted by the borrower and conducting electronic signature with a digital certificate.

15.5 If the special contract seal affixed by the lender is the special contract seal for offshore credit business (or other special contract seals with the word “offshore”), the loan under this Contract is an offshore business loan.

15.6 Due to force majeure and/or changes in national policies, IT system failures, communication system failures, power system failures, and other reasons beyond the control of the lender, resulting in losses suffered by the borrower or obstacles, hindrances, or delays in the services received (including but not limited to the borrower’s inability to log in to Corporate Electronic Banking or temporary inability to handle relevant businesses after logging in), the lender shall not be liable for such losses, obstacles, hindrances, or delays, unless otherwise agreed by both parties in a supplementary agreement. The aforementioned agreement does not exempt the lender from the liability that should be borne by the lender in accordance with the law due to its fault.

Article 16 Specific Contents of the Limit

16.1 Currency of the Limit: RMB; Amount in words: Ten Thousand Yuan Only; Applicable Currency: √ Currency of the Limit □ Currency of the Limit and other currencies accepted by the lender. The limit is a revolving limit □ one-time limit (for multiple uses) □ one-time limit (for one-time use).

16.2 Purpose of the Limit: Operational turnover.

16.3 Credit Period: From September 28, 2025 to September 28, 2026.

Article 17 Interest Rate Agreement

For loans in currencies other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen, and pound sterling, the type of pricing benchmark applicable to the corresponding loan, the daily interest rate calculation rule, and the rules for determining the pricing benchmark value applicable on the pricing benchmark application date and loan interest rate adjustment date are agreed as follows:

[No specific content provided in the original document]

Article 18 Account Agreement

18.1 The borrower designates the following account as the loan issuance account. This account □ is □ is not a special loan issuance account opened by the borrower with the lender. If otherwise agreed in the corresponding “Limit Usage Application Form”, the agreement in the “Limit Usage Application Form” shall prevail.

Account Name: Jiangxi Universe Pharmaceuticals Co., Ltd.

Account Number:

Issuing Bank: Bank of Communications Ji’an Branch Business Department

18.2 The borrower designates:

(1)	Repayment Account:

Account Name: Jiangxi Universe Pharmaceuticals Co., Ltd.

Account Number:

Issuing Bank: Bank of Communications Ji’an Branch Business Department

(2)	Fund Recovery Account:

Account Name: Jiangxi Universe Pharmaceuticals Co., Ltd.

Account Number:

Issuing Bank: Bank of Communications Ji’an Branch Business Department

Article 19 Specific Agreements on Loan Issuance, Payment, and Repayment

19.1 The term of each loan withdrawn under this Contract shall not exceed 12 months, and the maturity date of all loans shall not be later than December 28, 2026.

19.2 The autonomous payment limit under this Contract is RMB [ ] ten thousand yuan (or equivalent in other currencies).

19.3 The lender’s entrusted payment method shall be adopted if one of the following conditions is met:

[No specific content provided in the original document]

19.4 If the borrower’s autonomous payment is adopted, the borrower shall summarize and report the payment status of the loan funds to the lender within [ ] days after the loan issuance.

Article 20 Financial Restrictions, External Institution Ratings, and Operating Qualifications/Licenses

20.1 The limit for external investment of the borrower is RMB [ ] ten thousand yuan; the limit for external guarantee is RMB [ ] ten thousand yuan; the limit for additional debt financing is RMB [ ] ten thousand yuan.

20.2 Contractual agreements on the borrower’s financial indicators:

(1)	[No specific content provided in the original document]

(2)	[No specific content provided in the original document]

(3)	[No specific content provided in the original document]

20.3 Specific agreements on external institution ratings:

(1)	[No specific content provided in the original document]

(2)	[No specific content provided in the original document]

20.4 Specific agreements on the borrower’s operating qualifications/licenses:

(1)	[No specific content provided in the original document]

(2)	[No specific content provided in the original document]

Article 21 Specific Agreements on Risk Repricing

21.1 The following risk repricing method is adopted under this Contract: (1) Negotiated repricing; (2) Directly increasing the loan interest rate.

21.2 If the method of “directly increasing the loan interest rate” is adopted:

21.2.1 For loans in RMB, US dollar, euro, Hong Kong dollar, Japanese yen, and pound sterling, the number of basis points to be added (subtracted) for the increased interest rate is: No basis points added or subtracted □ Adding [ ] percentage points □ Subtracting [ ] percentage points. If otherwise agreed for a certain loan, the number of basis points to be added (subtracted) for the increased interest rate of that loan shall be subject to the record in the applicable Limit Usage Application Form.

21.2.2 For loans in currencies other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen, and pound sterling, the increased loan interest rate is:

[No specific content provided in the original document]

Article 22 Contact Information

The contact information for the borrower to receive the notices agreed in Article 12 includes:

Communication Address: No. 265 Beijing-Jiulong Avenue, Jinggangshan Economic and Technological Development Zone, Ji’an County, Ji’an City, Jiangxi Province, China

Recipient: Yang Lin

Postal Code: 343000

Telephone Number: 13970661293

Mobile Phone Number: [No specific content provided in the original document]

Fax Number: [No specific content provided in the original document]

E-mail Address: 152263284@qq.com

Article 23 Number of Contract Copies

If this Contract is signed in paper form, the original of this Contract is made in three copies, with one copy held by each of the signing parties and the guarantor (if any).

Article 24 Other Agreed Matters

24.1 Both parties agree that Article 13.3 of this Contract applies □ does not apply.

24.2 According to the ESG risks faced by the industry to which the borrower belongs, the borrower is □ is not a Class A or Class B customer.

Borrower: Jiangxi Universe Pharmaceuticals Co., Ltd.

Legal Representative (Person-in-Charge): Lai Gang

Legal Address: No. 265 Beijing-Jiulong Avenue, Jinggangshan Economic and Technological Development Zone, Ji’an County, Ji’an City, Jiangxi Province, China

Lender: Bank of Communications Co., Ltd. Ji’an Branch (Sub-branch)

Person-in-Charge: Xu Zhigang

Communication Address: No. 165 Jinggangshan Avenue, Ji’an City, Jiangxi Province

The borrower has read all the clauses of the Contract, the lender has made detailed explanations at the borrower’s request, and the borrower has no doubts or objections to all the contents when signing this Contract, and understands the meanings and legal consequences of the contract clauses, especially the marked and bolded clauses.

(This page is the signing page of the “Working Capital Loan Contract”; there is no text below)

Borrower (Official Seal):

Legal Representative (Person-in-Charge) or

Authorized Representative (Signature or Seal):

Date of Signing: September 28, 2025

Lender (Special Contract Seal):

Legal Representative (Person-in-Charge) or

Authorized Representative (Signature or Seal):

Date of Signing: September 28, 2025

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